Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Tuesday, October 24, 2023

Retail Opportunity Investments Corp. Reports
2023 Third Quarter Results

San Diego, CA, October 24, 2023 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the three and nine months ended September 30, 2023.

HIGHLIGHTS
•$8.4 million of net income attributable to common stockholders ($0.07 per diluted share)
•$36.0 million in Funds From Operations (FFO)(1) ($0.27 per diluted share)
•FFO per diluted share guidance for 2023 narrowed ($1.05 - $1.07 per diluted share)
•8.2% increase in same-center cash net operating income (3Q‘23 vs. 3Q‘22)
•98.2% portfolio lease rate at 9/30/23 (vs. 97.8% at 9/30/22)
•465,187 square feet of leases executed during 3Q‘23 (new and renewed)
•36.0% increase in same-space cash base rents on new leases (7.2% increase on renewals)
•1.5 million square feet of leases executed during first nine months of ‘23 (record activity)
•$350.0 million senior unsecured notes issued (due October 2028, 6.75% coupon)
•96.8% of total principal debt outstanding effectively fixed-rate at 9/30/23
•6.4x net principal debt-to-annualized EBITDA ratio for 3Q‘23
•$0.15 per share cash dividend declared
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(1) A reconciliation of GAAP net income to FFO is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “During the third quarter, we continued to build on the leasing momentum that we established in the first of half of 2023. As a result, through the first nine months, we leased a record amount of space. Additionally, we continued to achieve solid releasing rent growth, with the third quarter being our strongest year-to-date in terms of same-space rent increases on both new leases and renewals.” Tanz added, “Looking ahead, we are working towards achieving a solid finish to 2023 and positioning our business and grocery-anchored portfolio for a strong start to 2024.”
FINANCIAL RESULTS SUMMARY
For the three months ended September 30, 2023, GAAP net income attributable to common stockholders was $8.4 million, or $0.07 per diluted share, as compared to GAAP net income attributable to common stockholders of $18.5 million, or $0.15 per diluted share, for the three months ended September 30, 2022. For the nine months ended September 30, 2023, GAAP net income attributable to common stockholders was $26.5 million, or $0.21 per diluted share, as compared to GAAP net income attributable to common stockholders of $41.7 million, or $0.33 per diluted share, for the nine months ended September 30, 2022. Included in 2022 GAAP net income was a $7.7 million gain on sale of real estate for both the three and nine months ended September 30, 2022.

FFO for the third quarter of 2023 was $36.0 million, or $0.27 per diluted share, as compared to $36.5 million in FFO, or $0.27 per diluted share for the third quarter of 2022. FFO for the first nine months of 2023 was $105.4 million, or $0.79 per diluted share, as compared to $109.4 million in FFO, or $0.83 per diluted share for the first nine months of 2022. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the third quarter of 2023, same-center net operating income (NOI) was $55.5 million, as compared to $51.2 million in same-center NOI for the third quarter of 2022, representing an 8.2% increase. For the first nine months of 2023, same-center NOI increased 3.6% as compared to same-center NOI for the first nine months of 2022. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

In September 2023, ROIC issued, through its operating partnership, $350.0 million of senior unsecured notes. The notes bear interest at a fixed rate of 6.75% and mature in October 2028. ROIC expects to utilize a portion of the net proceeds to fully retire its operating partnership’s $250.0 million senior notes (due December 2023). Additionally, ROIC utilized a portion of the net proceeds to reduce borrowings outstanding on its unsecured term loan and unsecured revolving credit facility.

At September 30, 2023, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.4 billion and approximately $1.4 billion of net principal debt outstanding (total principal debt less cash and equivalents). For the third quarter of 2023, ROIC’s net principal debt-to-annualized EBITDA ratio was 6.4 times, and 96.8% of its total principal debt outstanding was effectively fixed-rate at September 30, 2023.
PROPERTY OPERATIONS SUMMARY
At September 30, 2023, ROIC’s portfolio was 98.2% leased. During the third quarter of 2023, ROIC executed 95 leases, totaling 465,187 square feet, including 34 new leases, totaling 155,585 square feet, achieving a 36.0% increase in same-space comparative base rent, and 61 renewed leases, totaling 309,602 square feet, achieving a 7.2% increase in base rent. ROIC reports same-space comparative new lease and renewal base rents on a cash basis.
DIVIDEND SUMMARY
On October 6, 2023, ROIC distributed a $0.15 per share cash dividend. On October 24, 2023, the Board declared a cash dividend of $0.15 per share, payable on January 5, 2024 to stockholders of record on December 15, 2023.

2023 GUIDANCE SUMMARY
ROIC currently estimates that GAAP net income for 2023 will be within the range of $0.28 to $0.30 per diluted share, and FFO will be within the range of $1.05 to $1.07 per diluted share.

	Year Ended December 31, 2023
	Initial (2/15/23)		Current
	Low End	High End	Low End	High End
	(unaudited, amounts in thousands except per share and percentage data)
GAAP net income applicable to stockholders	$43,709	$54,526	$34,693	$37,316
Funds from operations (FFO) – diluted	$139,650	$150,700	$139,860	$142,524

GAAP net income per diluted share	$0.35	$0.43	$0.28	$0.30
FFO per diluted share	$1.05	$1.11	$1.05	$1.07

Key Drivers
General and administrative expenses	$23,000	$22,000	$23,000	$22,000
Interest expense and other finance expenses	$68,000	$73,000	$73,250	$73,250
Straight-line rent	$1,000	$1,000	$2,000	$2,500
Amortization of above- and below-market rent	$10,000	$10,000	$10,000	$10,500
Bad debt	$5,000	$3,000	$4,000	$3,500
Acquisitions	$100,000	$200,000	$—	$—
Dispositions	$200,000	$50,000	$15,000	$—
Same-center cash NOI growth	2.0%	5.0%	3.0%	4.0%

ROIC’s management will discuss guidance, and the underlying assumptions, on ROIC’s October 25, 2023 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors noted elsewhere in this press release.
CONFERENCE CALL
ROIC will conduct a conference call to discuss its results on Wednesday, October 25, 2023 at 9:00 a.m. Eastern Time / 6:00 a.m. Pacific Time.

To participate in the conference call, click on the following link (ten minutes prior to the call) to register:
https://register.vevent.com/register/BI38ddda3155334a659306e46354049ebd

Once registered, participants will have the option of: 1) dialing in from their phone (using a PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone.

The conference call will also be available live (in a listen-only mode) at: https://edge.media-server.com/mmc/p/2hpfahit

The conference call will be recorded and available for replay following the conclusion of the live broadcast and will be accessible up to one year on ROIC’s website, specifically on its Investor Relations Events & Presentations page:
https://investor.roicreit.com/events-presentations
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of September 30, 2023, ROIC owned 93 shopping centers encompassing approximately 10.6 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2023 (unaudited)	December 31, 2022
ASSETS
Real Estate Investments:
Land	$958,419	$958,236
Building and improvements	2,476,389	2,452,857
	3,434,808	3,411,093
Less: accumulated depreciation	632,087	578,593
	2,802,721	2,832,500
Mortgage note receivable	4,718	4,786
Real Estate Investments, net	2,807,439	2,837,286
Cash and cash equivalents	205,260	5,598
Restricted cash	2,252	1,861
Tenant and other receivables, net	58,923	57,546
Deposits	—	500
Acquired lease intangible assets, net	45,636	52,428
Prepaid expenses	1,627	5,957
Deferred charges, net	28,585	26,683
Other assets	17,465	16,420
Total assets	$3,167,187	$3,004,279

LIABILITIES AND EQUITY
Liabilities:
Term loan	$199,684	$299,253
Credit facility	—	88,000
Senior Notes	1,293,012	946,849
Mortgage notes payable	60,271	60,917
Acquired lease intangible liabilities, net	142,356	152,117
Accounts payable and accrued expenses	64,466	22,885
Tenants’ security deposits	7,993	7,701
Other liabilities	39,500	41,959
Total liabilities	1,807,282	1,619,681

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 126,001,795 and 124,538,811 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	13	12
Additional paid-in capital	1,628,663	1,612,126
Accumulated dividends in excess of earnings	(346,260)	(315,984)
Accumulated other comprehensive income	1,270	14
Total Retail Opportunity Investments Corp. stockholders’ equity	1,283,686	1,296,168
Non-controlling interests	76,219	88,430
Total equity	1,359,905	1,384,598
Total liabilities and equity	$3,167,187	$3,004,279

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Rental revenue	$78,273	$77,420	$236,902	$229,675
Other income	3,472	618	6,179	3,061
Total revenues	81,745	78,038	243,081	232,736

Operating expenses
Property operating	13,210	12,705	40,993	37,468
Property taxes	8,909	8,876	26,677	25,812
Depreciation and amortization	27,050	24,332	77,280	72,444
General and administrative expenses	5,492	5,203	16,588	16,145
Other expense	157	111	811	778
Total operating expenses	54,818	51,227	162,349	152,647

Gain on sale of real estate	—	7,653	—	7,653

Operating income	26,927	34,464	80,732	87,742
Non-operating expenses
Interest expense and other finance expenses	(17,998)	(14,678)	(52,589)	(43,176)
Net income	8,929	19,786	28,143	44,566
Net income attributable to non-controlling interests	(501)	(1,264)	(1,644)	(2,896)
Net Income Attributable to Retail Opportunity Investments Corp.	$8,428	$18,522	$26,499	$41,670

Earnings per share – basic	$0.07	$0.15	$0.21	$0.34

Earnings per share – diluted	$0.07	$0.15	$0.21	$0.33

Dividends per common share	$0.15	$0.15	$0.45	$0.41

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income attributable to ROIC	$8,428	$18,522	$26,499	$41,670
Plus: Depreciation and amortization	27,050	24,332	77,280	72,444
Less: Gain on sale of real estate	—	(7,653)	—	(7,653)
Funds from operations – basic	35,478	35,201	103,779	106,461
Net income attributable to non-controlling interests	501	1,264	1,644	2,896
Funds from operations – diluted	$35,979	$36,465	$105,423	$109,357

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
Number of shopping centers included in same-center analysis	90	90			87	87
Same-center leased rate	98.1%	98.1%		—%	98.1%	98.0%		0.1%

Revenues:
Base rents	$55,324	$53,990	$1,334	2.5%	$162,912	$158,652	$4,260	2.7%
Percentage rent	419	199	220	110.6%	1,055	554	501	90.4%
Recoveries from tenants	19,327	18,520	807	4.4%	57,545	54,346	3,199	5.9%
Other property income	3,090	441	2,649	600.7%	4,497	2,314	2,183	94.3%
Bad debt	(767)	(568)	(199)	35.0%	(2,416)	(1,287)	(1,129)	87.7%
Total Revenues	77,393	72,582	4,811	6.6%	223,593	214,579	9,014	4.2%
Operating Expenses
Property operating expenses	13,261	12,646	615	4.9%	40,122	37,158	2,964	8.0%
Property taxes	8,682	8,701	(19)	(0.2)%	25,616	25,084	532	2.1%
Total Operating Expenses	21,943	21,347	596	2.8%	65,738	62,242	3,496	5.6%
Same-Center Cash Net Operating Income	$55,450	$51,235	$4,215	8.2%	$157,855	$152,337	$5,518	3.6%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP operating income	$26,927	$34,464	$80,732	$87,742
Depreciation and amortization	27,050	24,332	77,280	72,444
General and administrative expenses	5,492	5,203	16,588	16,145
Other expense	157	111	811	778
Gain on sale of real estate	—	(7,653)	—	(7,653)
Straight-line rent	(362)	(922)	(1,688)	(2,288)
Amortization of above- and below-market rent	(2,118)	(2,906)	(7,591)	(9,218)
Property revenues and other expenses (1)	138	(16)	(523)	(176)
Total Company cash NOI	57,284	52,613	165,609	157,774
Non same-center cash NOI	(1,834)	(1,378)	(7,754)	(5,437)
Same-center cash NOI	$55,450	$51,235	$157,855	$152,337

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Nicolette O’Leary
Director of Investor Relations
858-677-0900
noleary@roireit.net